Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME AND RECORD ADJUSTED EBITDA
FOR FOURTH QUARTER AND FULL 2014 FISCAL YEAR

•	Fourth Quarter Net Income of $55.4 Million and Net Income per Diluted Share of $0.06, Compared to Prior Year’s Fourth Quarter Net Income of $123.1 Million and Net Income per Diluted Share of $0.13
	o	Excluding LIFO and Losses on Debt Retirement in Both Periods, Net Income was $99.5 Million or $0.10 Per Diluted Share This Year Compared to $70.4 Million or $0.07 Per Diluted Share Last Year

•	Full Year Net Income of $249.4 Million and Net Income per Diluted Share of $0.23, Compared to Prior Year Net Income of $118.1 Million and Net Income per Diluted Share of $0.12

•	Record Fourth Quarter Adjusted EBITDA of $356.3 Million Compared to Adjusted EBITDA of $340.3 Million in Prior Year’s Fourth Quarter

•	Record Full Year Adjusted EBITDA of $1,325.0 Million Compared to Adjusted EBITDA of $1,128.4 Million in Prior Year, a 17.4 percent increase

•	Rite Aid Provides Outlook for Fiscal 2015

CAMP HILL, Pa. (April 10, 2014) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fourth quarter and fiscal year ended March 1, 2014.

For the fourth quarter, the company reported revenues of $6.6 billion, net income of $55.4 million or $0.06 per diluted share, and Adjusted EBITDA of $356.3 million, or 5.4 percent of revenues.

For the full year, the company reported revenues of $25.5 billion, net income of $249.4 million or $0.23 per diluted share, and Adjusted EBITDA of $1,325.0 million, or 5.2 percent of revenues.

“Thanks to the strong teamwork of our dedicated Rite Aid associates, we delivered strong fourth-quarter and fiscal 2014 results, including new company records for fourth-quarter and full-year Adjusted EBITDA,” said Rite Aid Chairman and CEO John Standley. “These accomplishments reflect the significant progress we’re making in executing key initiatives and delivering on our promise to actively work with our customers to keep them well.”

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Rite Aid FY 2014 Q4 Press Release - page 2

“Our recent acquisitions of Health Dialog and RediClinic, our expanded partnership with McKesson and our continued commitment to investing in our store base have positioned us to transition our strategy from turnaround to growth as we more aggressively pursue opportunities to become a growing retail healthcare company.”

Fourth Quarter Summary

Revenues for the quarter were $6.6 billion versus revenues of $6.5 billion in the prior year’s fourth quarter. Revenues increased 2.2 percent primarily as a result of an increase in pharmacy same store sales.

Same store sales for the quarter increased 2.1 percent over the prior year, consisting of a 3.5 percent increase in pharmacy sales, partially offset by a 0.7 percent decrease in front end sales. Pharmacy sales included an approximate 123 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores decreased 1.8 percent over the prior year period, with 1.3 percent of this decrease being driven by a decrease in flu-related prescriptions and flu shots. Prescription sales accounted for 67.5 percent of total drugstore sales, and third party prescription revenue was 97.1 percent of pharmacy sales.

Net income was $55.4 million or $0.06 per diluted share compared to last year’s fourth quarter net income of $123.1 million or $0.13 per diluted share. Current year net income included a LIFO charge of $44.1 million due to pharmacy inflation while prior year net income included a LIFO credit of $175.4 million resulting from significant generic deflation. The increase in LIFO expense was partially offset by an increase in Adjusted EBITDA, no loss on debt retirement in the current year compared to a $122.7 million loss on debt retirement in the prior year and decreases in interest expense and lease termination and impairment charges. Excluding the LIFO charge, current year net income was $99.5 million or $.10 per diluted share. Excluding the LIFO credit and loss on debt retirement, prior year net income was $70.4 million or $.07 per diluted share.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $356.3 million or 5.4 percent of revenues for the fourth quarter compared to $340.3 million or 5.3 percent of revenues for the like period last year. Adjusted EBITDA improved due to an increase in pharmacy gross profit, driven by improvements in pharmacy revenues and purchasing efficiencies, offset partially by an increase in selling general and administrative expenses.

In the fourth quarter, the company relocated 2 stores, remodeled 94 stores and expanded 3 stores, bringing the total number of wellness stores chainwide to 1,215. The company also closed 8 stores, resulting in a total store count of 4,587 at the end of the fourth quarter.

Full Year Results

For the fiscal year ended March 1, 2014, Rite Aid had revenues of $25.5 billion compared to $25.4 billion for the prior year. Revenues increased 0.5 percent primarily as a result of an increase in same store sales.

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Rite Aid FY 2014 Q4 Press Release - page 3

Same store sales for the year increased 0.7 percent consisting of a 1.2 percent increase in pharmacy sales, partially offset by a 0.2 percent decrease in front end sales. Pharmacy sales included an approximate 232 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores decreased 0.3 percent over the prior year period. Prescription sales accounted for 67.9 percent of total drugstore sales, and third party prescription revenue was 97.0 percent of pharmacy sales.

Net income for fiscal 2014 was $249.4 million or $0.23 per diluted share compared to last year’s net income of $118.1 million or $0.12 per diluted share. Contributing to the increase in net income was an increase in Adjusted EBITDA and lower interest expense, a loss on debt retirement of $62.4 million versus $140.5 million in the prior year, and lower lease termination and impairment charges. Partially offsetting these improvements was a LIFO charge of $104.1 million in the current year compared to a LIFO credit of $147.9 million in the prior year.

As computed on the attached table, Adjusted EBITDA was $1,325.0 million or 5.2 percent of revenues for the year compared to $1,128.4 million or 4.4 percent of revenues for last year. The increase in Adjusted EBITDA was driven by increased pharmacy gross profit due to the continued benefit of generic introductions on pharmacy gross margin in the first half of the fiscal year, purchasing efficiencies on generic drugs and strong cost control.

For the year, the company relocated 11 stores, acquired 1 store, remodeled 405 stores, expanded 4 stores, and closed 37 stores.

Outlook for Fiscal 2015

The company’s outlook for fiscal 2015 is based on the anticipated benefits of its wellness remodels, customer loyalty program, new pharmacy sourcing arrangement with McKesson and other initiatives to grow sales and drive operational efficiencies. The company’s outlook also considers planned wage and benefit increases, the introduction of new generics in the second half of Fiscal 2015, generic drug price increases and a challenging reimbursement rate environment.

Rite Aid said it expects sales to be between $26.0 billion and $26.5 billion in fiscal 2015 with same store sales expected to range from an increase of 2.50 percent to an increase of 4.50 percent over fiscal 2014.

Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $1.325 billion and $1.4 billion.

Net income for fiscal 2015 is expected to be between $313.0 million and $423.0 million or income per diluted share of $0.31 to $0.42.

Capital expenditures are expected to be approximately $525 million. This number does not include the purchases of Health Dialog or RediClinic.

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Rite Aid FY 2014 Q4 Press Release - page 4

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Daylight Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Daylight Time today until 11:59 p.m. Eastern Time on April 12, 2014. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 17821795.

Rite Aid is one of the nation’s leading drugstore chains with nearly 4,600 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	March 1, 2014	March 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$146,406	$129,452
Accounts receivable, net	949,062	929,476
Inventories, net of LIFO reserve of $1,018,581 and $915,241	2,993,948	3,154,742
Prepaid expenses and other current assets	195,709	195,377
Total current assets	4,285,125	4,409,047
Property, plant and equipment, net	1,957,329	1,895,650
Other intangibles, net	431,227	464,404
Other assets	271,190	309,618
Total assets	$6,944,871	$7,078,719

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$49,174	$37,311
Accounts payable	1,292,419	1,384,644
Accrued salaries, wages and other current liabilities	1,165,859	1,156,315
Total current liabilities	2,507,452	2,578,270
Long-term debt, less current maturities	5,632,798	5,904,370
Lease financing obligations, less current maturities	75,171	91,850
Other noncurrent liabilities	843,152	963,663
Total liabilities	9,058,573	9,538,153

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	-	1
Preferred stock - Series H	-	182,097
Common stock	971,331	904,268
Additional paid-in capital	4,468,149	4,280,831
Accumulated deficit	(7,515,848)	(7,765,262)
Accumulated other comprehensive loss	(37,334)	(61,369)
Total stockholders' deficit	(2,113,702)	(2,459,434)
Total liabilities and stockholders' deficit	$6,944,871	$7,078,719

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended March 1, 2014	Thirteen weeks ended March 2, 2013
Revenues	$6,597,459	$6,455,245
Costs and expenses:
Cost of goods sold	4,711,743	4,407,482
Selling, general and administrative expenses	1,716,671	1,682,332
Lease termination and impairment charges	17,270	36,567
Interest expense	101,992	127,408
Loss on debt retirements, net	-	122,660
Loss on sale of assets, net	412	2,491

	6,548,088	6,378,940

Income before income taxes	49,371	76,305
Income tax benefit	(6,006)	(46,782)
Net income	$55,377	$123,087

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$55,377	$123,087
Accretion of redeemable preferred stock	-	(25)
Cumulative preferred stock dividends	-	(2,691)
Income attributable to common stockholders - basic	55,377	120,371
Add back - Interest on convertible notes	1,364	1,364
Add back - Cumulative preferred stock dividends	-	2,691
Income attributable to common stockholders - diluted	$56,741	$124,426

Denominator:
Basic weighted average shares	956,925	891,303
Outstanding options and restricted shares, net	35,304	19,608
Convertible preferred stock	-	33,109
Convertible notes	24,800	24,800

Diluted weighted average shares	1,017,029	968,820

Basic income per share	$0.06	$0.14
Diluted income per share	$0.06	$0.13

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two weeks ended March 1, 2014	Fifty-two weeks ended March 2, 2013
Revenues	$25,526,413	$25,392,263
Costs and expenses:
Cost of goods sold	18,202,679	18,073,987
Selling, general and administrative expenses	6,561,162	6,600,765
Lease termination and impairment charges	41,304	70,859
Interest expense	424,591	515,421
Loss on debt retirements, net	62,443	140,502
Gain on sale of assets, net	(15,984)	(16,776)

	25,276,195	25,384,758

Income before income taxes	250,218	7,505
Income tax expense (benefit)	804	(110,600)
Net income	$249,414	$118,105

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$249,414	$118,105
Accretion of redeemable preferred stock	(77)	(102)
Cumulative preferred stock dividends	(8,318)	(10,528)
Conversion of Series G and H preferred stock	(25,603)	-
Income attributable to common stockholders - basic	215,416	107,475
Add back - Interest on convertible notes	5,456	-
Income attributable to common stockholders - diluted	$220,872	$107,475

Denominator:
Basic weighted average shares	922,199	889,562
Outstanding options and restricted shares, net	32,093	17,697
Convertible notes	24,800	-

Diluted weighted average shares	979,092	907,259

Basic income per share	$0.23	$0.12
Diluted income per share	$0.23	$0.12

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(unaudited)

	Thirteen weeks ended March 1, 2014	Thirteen weeks ended March 2, 2013
Net income	$55,377	$123,087
Other comprehensive income (loss):
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	20,247	(11,794)
Total other comprehensive income (loss)	20,247	(11,794)
Comprehensive income	$75,624	$111,293

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(unaudited)

	Fifty-two weeks ended March 1, 2014	Fifty-two weeks ended March 2, 2013

Net income	$249,414	$118,105
Other comprehensive income (loss):
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	24,035	(8,735)
Total other comprehensive income (loss)	24,035	(8,735)
Comprehensive income	$273,449	$109,370

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended March 1, 2014	Thirteen weeks ended March 2, 2013

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,597,459	$6,455,245
Cost of goods sold	4,711,743	4,407,482
Gross profit	1,885,716	2,047,763
LIFO charge (credit)	44,142	(175,384)
FIFO gross profit	1,929,858	1,872,379

Gross profit as a percentage of revenues	28.58%	31.72%
LIFO charge (credit) as a percentage of revenues	0.67%	-2.72%
FIFO gross profit as a percentage of revenues	29.25%	29.01%

Selling, general and administrative expenses	1,716,671	1,682,332
Selling, general and administrative expenses as a percentage of revenues	26.02%	26.06%

Cash interest expense	98,015	119,497
Non-cash interest expense	3,977	7,911
Total interest expense	101,992	127,408

Adjusted EBITDA	356,330	340,277
Adjusted EBITDA as a percentage of revenues	5.40%	5.27%

Net income	55,377	123,087
Net income as a percentage of revenues	0.84%	1.91%

Total debt	5,757,143	6,033,531
Invested cash	2,484	16,127
Total debt net of invested cash	5,754,659	6,017,404

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	78,601	82,651
Intangible assets acquired	22,748	21,475
Total cash capital expenditures	101,349	104,126
Equipment received for noncash consideration	1,237	649
Equipment financed under capital leases	3,042	655
Gross capital expenditures	$105,628	$105,430

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two weeks ended March 1, 2014	Fifty-two weeks ended March 2, 2013

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$25,526,413	$25,392,263
Cost of goods sold	18,202,679	18,073,987
Gross profit	7,323,734	7,318,276
LIFO charge (credit)	104,142	(147,882)
FIFO gross profit	7,427,876	7,170,394

Gross profit as a percentage of revenues	28.69%	28.82%
LIFO charge (credit) as a percentage of revenues	0.41%	-0.58%
FIFO gross profit as a percentage of revenues	29.10%	28.24%

Selling, general and administrative expenses	6,561,162	6,600,765
Selling, general and administrative expenses as a percentage of revenues	25.70%	26.00%

Cash interest expense	407,957	484,426
Non-cash interest expense	16,634	30,995
Total interest expense	424,591	515,421

Adjusted EBITDA	1,324,959	1,128,379
Adjusted EBITDA as a percentage of revenues	5.19%	4.44%

Net income	249,414	118,105
Net income as a percentage of revenues	0.98%	0.47%

Total debt	5,757,143	6,033,531
Invested cash	2,484	16,127
Total debt net of invested cash	5,754,659	6,017,404

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	333,870	315,846
Intangible assets acquired	87,353	67,134
Total cash capital expenditures	421,223	382,980
Equipment received for noncash consideration	2,825	3,285
Equipment financed under capital leases	18,065	7,906
Gross capital expenditures	$442,113	$394,171

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended March 1, 2014	Thirteen weeks ended March 2, 2013

Reconciliation of net income to adjusted EBITDA:
Net income	$55,377	$123,087
Adjustments:
Interest expense	101,992	127,408
Income tax benefit	(6,006)	(46,782)
Adjustments to tax indemnification asset	32,356	31,077
Depreciation and amortization	102,060	102,951
LIFO charge (credit)	44,142	(175,384)
Lease termination and impairment charges	17,270	36,567
Stock-based compensation expense	4,000	4,845
Loss on sale of assets, net	412	2,491
Loss on debt retirements, net	-	122,660
Closed facility liquidation expense	1,001	1,009
Customer loyalty card program revenue deferral	3,501	10,317
Other	225	31
Adjusted EBITDA	$356,330	$340,277
Percent of revenues	5.40%	5.27%

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In thousands)

	Fifty-two weeks ended March 1, 2014	Fifty-two weeks ended March 2, 2013

Reconciliation of net income to adjusted EBITDA:
Net income	$249,414	$118,105
Adjustments:
Interest expense	424,591	515,421
Income tax expense (benefit)	804	(110,600)
Adjustments to tax indemnification asset	30,516	91,314
Depreciation and amortization	403,741	414,111
LIFO charge (credit)	104,142	(147,882)
Lease termination and impairment charges	41,304	70,859
Stock-based compensation expense	16,194	17,717
Gain on sale of assets, net	(15,984)	(16,776)
Loss on debt retirements, net	62,443	140,502
Closed facility liquidation expense	3,849	5,272
Severance costs	-	(72)
Customer loyalty card program revenue deferral	2,679	26,564
Other	1,266	3,844
Adjusted EBITDA	$1,324,959	$1,128,379
Percent of revenues	5.19%	4.44%

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended March 1, 2014	Thirteen weeks ended March 2, 2013

OPERATING ACTIVITIES:
Net income	$55,377	$123,087
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	102,060	102,951
Lease termination and impairment charges	17,270	36,567
LIFO charge (credit)	44,142	(175,384)
Loss on sale of assets, net	412	2,491
Stock-based compensation expense	4,000	4,845
Loss on debt retirements, net	-	122,660
Excess tax benefit on stock options	(26,665)	-
Changes in operating assets and liabilities:
Accounts receivable	(107,946)	(13,011)
Inventories	262,965	117,045
Accounts payable	(125,934)	(55,566)
Other assets and liabilities, net	(31,553)	(45,334)
Net cash provided by operating activities	194,128	220,351
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(78,601)	(82,651)
Intangible assets acquired	(22,748)	(21,475)
Proceeds from dispositions of assets and investments	14,259	2,576
Proceeds from insured loss	9,006	-
Net cash used in investing activities	(78,084)	(101,550)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	1,631,000
Net (payments to) proceeds from revolver	(190,000)	665,000
Principal payments on long-term debt	(7,907)	(2,441,062)
Change in zero balance cash accounts	10,066	(152)
Net proceeds from the issuance of common stock	8,336	543
Financing fees paid for early debt redemption	-	(64,305)
Excess tax benefit on stock options	26,665	-
Deferred financing costs paid	(10)	(44,014)
Net cash used in financing activities	(152,850)	(252,990)
Decrease in cash and cash equivalents	(36,806)	(134,189)
Cash and cash equivalents, beginning of period	183,212	263,641
Cash and cash equivalents, end of period	$146,406	$129,452

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Fifty-two weeks ended March 1, 2014	Fifty-two weeks ended March 2, 2013

OPERATING ACTIVITIES:
Net income	$249,414	$118,105
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	403,741	414,111
Lease termination and impairment charges	41,304	70,859
Gain from lease termination	(8,750)	-
LIFO charge (credit)	104,142	(147,882)
Gain on sale of assets, net	(15,984)	(16,776)
Stock-based compensation expense	16,194	17,717
Loss on debt retirements, net	62,443	140,502
Excess tax benefit on stock options	(26,665)	-
Changes in operating assets and liabilities:
Accounts receivable	(28,051)	82,721
Inventories	56,557	130,100
Accounts payable	(100,774)	(68)
Other assets and liabilities, net	(51,525)	10,199
Net cash provided by operating activities	702,046	819,588
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(333,870)	(315,846)
Intangible assets acquired	(87,353)	(67,134)
Proceeds from sale-leaseback transactions	3,989	6,355
Proceeds from dispositions of assets and investments	28,416	30,320
Proceeds from lease termination	8,750	-
Proceeds from insured loss	15,144	-
Net cash used in investing activities	(364,924)	(346,305)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,310,000	2,057,263
Net (payments to) proceeds from revolver	(265,000)	529,000
Principal payments on long-term debt	(1,340,435)	(2,920,209)
Change in zero balance cash accounts	(95)	(43,659)
Net proceeds from the issuance of common stock	33,217	1,646
Payments for the repurchase of preferred stock	(21,034)	-
Financing fees paid for early debt redemption	(45,636)	(75,374)
Excess tax benefit on stock options	26,665	-
Deferred financing costs paid	(17,850)	(54,783)
Net cash used in financing activities	(320,168)	(506,116)
Increase (decrease) in cash and cash equivalents	16,954	(32,833)
Cash and cash equivalents, beginning of period	129,452	162,285
Cash and cash equivalents, end of period	$146,406	$129,452

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 28, 2015
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$26,000,000	$26,500,000

Same store sales	2.50%	4.50%

Gross capital expenditures	$525,000	$525,000

Reconciliation of net income to adjusted EBITDA:
Net income	$313,000	$423,000
Adjustments:
Interest expense	390,000	390,000
Income tax expense	70,000	60,000
Depreciation and amortization	411,000	409,000
LIFO charge	50,000	35,000
Store closing and impairment charges	55,000	50,000
Loss on debt retirement	17,000	17,000
Other	19,000	16,000
Adjusted EBITDA	$1,325,000	$1,400,000

Diluted income per share	$0.31	$0.42